Exhibit 99.1

Oxford Immunotec Reports Fourth Quarter and Full Year 2018 Financial Results

OXFORD, United Kingdom and MARLBOROUGH, Mass., March 11, 2019 (GLOBE NEWSWIRE) -- Oxford Immunotec Global PLC (Nasdaq: OXFD) (the "Company"), a global, high-growth diagnostics company, today announced fourth quarter and full year 2018 financial results.

By revenue type, total revenues were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2018	2017	Percent Change (1)	2018	2017	Percent Change (1)

Product	$14.5	$11.2	29%	$54.7	$48.9	12%
Service	0.9	1.4	-36%	5.1	5.8	-13%
Total Revenue	$15.4	$12.6	22%	$59.8	$54.7	9%

By geography, total revenues were, in millions:

	Three Months Ended December 31,				Full Year Ended December 31,
			Percent Change				Percent Change
	2018	2017	As Reported(1)	Constant Currency (2)	2018	2017	As Reported (1)	Constant Currency (2)
United States	$4.8	$3.2	50%	50%	$16.4	$15.7	5%	5%
Europe & ROW	2.4	2.2	9%	12%	9.2	8.1	13%	8%
Asia	8.2	7.2	13%	13%	34.2	30.9	11%	10%
Total Revenue	$15.4	$12.6	22%	22%	$59.8	$54.7	9%	8%

(1) Oxford Immunotec completed its previously announced sale of the Company’s U.S. laboratory services business on November 6, 2018 (the “Closing Date”). As such, Total Revenue, Product Revenue and United States Revenue for the three months and full year ended December 31, 2018 and the three months and full year ended December 31, 2017 are not fully comparable. Total Revenue, Product Revenue, and United States Revenue for the three months and full year ended December 31, 2017 include sales to our former U.S. laboratory services business at our intercompany transfer price that were formerly eliminated in consolidation. Total Revenue, Product Revenue, and United States Revenue for the three months and full year ended December 31, 2018 include sales to our former U.S. laboratory services business at our intercompany transfer price that were formerly eliminated in consolidation, as well as revenue from T-SPOT®.TB test kits and related accessories sold to Quest Diagnostics after November 6, 2018 under the terms of a long-term supply agreement.

(2) Changes in revenue include the impact of changes in foreign currency exchange rates. We use the non-GAAP financial measure "constant currency basis" in our filings to show changes in our revenue without giving effect to period-to-period currency fluctuations. We consider the use of a period over period revenue comparison on a constant currency basis to be helpful to investors, as it provides a revenue growth measure free of positive or negative volatility due to currency fluctuations.

Fourth Quarter 2018 Financial Results

Total revenue for the fourth quarter of 2018 was $15.4 million, representing a 22% increase over fourth quarter 2017 revenue of $12.6 million on an as reported and constant currency basis.

2018 fourth quarter product revenue was $14.5 million, representing a 29% increase from product revenue of $11.2 million in the fourth quarter of 2017. Service revenue for the fourth quarter of 2018 was $900 thousand, down 36% from 2017 fourth quarter service revenue of $1.4 million.

United States revenue was $4.8 million in the fourth quarter of 2018, representing 50% growth over revenue of $3.2 million in the prior year period.

Europe & ROW revenue was $2.4 million in the fourth quarter of 2018, representing a 9% increase compared to revenue of $2.2 million in fourth quarter of 2017. On a constant currency basis, Europe & ROW increased 12% versus the fourth quarter of 2017.

Asia revenue was $8.2 million in the fourth quarter of 2018, representing a 13% increase compared to 2017 fourth quarter revenue of $7.2 million. On a constant currency basis, Asia also grew 13% versus the fourth quarter of 2017.

Gross profit for the fourth quarter of 2018 was $11.4 million, an increase of $2.4 million over gross profit of $9.0 million in the same period of 2017.

Operating expenses were $15.7 million in the fourth quarter of 2018, a decrease of $7.3 million compared to $23.0 million in the same period last year.

Net income for the fourth quarter of 2018 was $141.6 million, or $5.23 per share on a diluted basis, compared to net income of $8.8 million, or $0.33 per share in the fourth quarter of 2017. Diluted net income per share was based on 27,054,822 and 26,828,912 weighted average ordinary shares and ordinary share equivalents outstanding for the fourth quarters of 2018 and 2017, respectively.

EBITDA for the fourth quarter of 2018 was a loss of $3.2 million compared to a profit of $13.3 million in the fourth quarter of 2017. Adjusted EBITDA was a loss of $1.2 million for the fourth quarter of 2018 compared to a loss of $5.2 million in the same period in 2017. Both EBITDA and Adjusted EBITDA are non-GAAP measures.

Full Year 2018 Financial Results

Revenue for the full year 2018 was $59.8 million, representing 9% growth over the full year 2017 revenue of $54.7 million. On a constant currency basis, revenue growth was 8% versus the prior year period.

2018 full year product revenue was $54.7 million representing a 12% increase from product revenue of $48.9 million in the full year 2017. Service revenue for the full year 2018 was $5.1 million, down 13% from $5.8 million in the full year 2017.

United States revenue was $16.4 million in the full year 2018, representing 5% growth compared to full year 2017 revenue of $15.7 million.

Europe & ROW revenue was $9.2 million in the full year 2018, representing a 13% increase compared to full year 2017 revenue of $8.1 million. On a constant currency basis, Europe & ROW grew 8% versus the full year 2017.

Asia revenue was $34.2 million in the full year 2018, representing an 11% increase compared to full year 2017 revenue of $30.9 million. On a constant currency basis, Asia grew 10% versus the full year 2017.

Gross profit for the full year 2018 was $42.9 million, an increase of $6.6 million over gross profit of $36.3 million in the full year 2017.

Operating expenses were $63.6 million in the full year 2018, a decrease of $26.6 million compared to $90.2 million in the full year 2017.

Net income for the full year 2018 was $121.3 million, or $4.56 per share on a diluted basis, compared to a net loss of $32.9 million, or $1.38 per share for the full year 2017. Diluted net income per share was based on 26,568,075 weighted average ordinary shares and ordinary share equivalents outstanding for the full year 2018. Net loss per share was based on 23,757,902 weighted average ordinary shares outstanding for the full year 2017.

EBITDA for the full year 2018 was a loss of $19.2 million compared to a loss of $26.9 million for the full year 2017. Adjusted EBITDA was a loss of $9.9 million for the full year 2018 compared to a loss of $23.2 million for the full year 2017. Both EBITDA and Adjusted EBITDA are non-GAAP measures.

Cash and cash equivalents were $192.8 million as of December 31, 2018. This compares to cash and cash equivalents of $90.3 million as of December 31, 2017.

Business Outlook

For full year 2019, the Company expects revenue of between $69 and $72 million.

Supplemental Financial Information

On November 6, 2018 (the “Closing Date”), Oxford Immunotec completed its previously announced sale of the Company’s U.S. laboratory services business for gross proceeds of $170 million in cash to Quest Diagnostics Incorporated (“Quest”) pursuant to a Limited Liability Company Interest Purchase Agreement, dated September 25, 2018 (the “Transaction”). As part of the Transaction, Oxford Immunotec began selling T-SPOT.TB test kits and related accessories to Quest Diagnostics under the terms of a long-term supply agreement. In addition, the parties have entered into a strategic collaboration agreement to drive continued growth of T-SPOT.TB testing in the U.S.

The Transaction represented a strategic business shift having a major effect on the Company’s operations and financial results. Accordingly, the assets and liabilities of this business have been classified as discontinued operations and the related results of operations have been reported in discontinued operations in our consolidated financial statements for all periods presented.

To assist investors in understanding the fourth quarter and full year 2018 results of the Company’s continuing operations, Oxford Immunotec has provided unaudited non-GAAP pro forma consolidated statements of operations for the quarterly and annual periods ended December 31, 2018, as Exhibit 99.1 to a current report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2019. These non-GAAP financials reflect the Company’s estimated revenue and cost of revenue as if the Closing Date of the Transaction had occurred prior to the respective periods and the Company’s long-term Supply Agreement with Quest had been in effect for the full respective periods. The pro forma adjustments in these tables are based on the best information available and assumptions that management believes are factually supportable and reasonable. However, such adjustments are subject to change and the methodology used may not be indicative of the Company’s future consolidated results of operations or the future timing of revenue.

Conference Call

Oxford Immunotec will host a conference call on Monday, March 11, 2019 at 4:30 p.m. Eastern Time to review fourth quarter and full year 2018 financial results. The call will be concurrently webcast. To listen to the conference call on your telephone, please dial (855) 363-5047 for United States callers and +1 (484) 365-2897 for international callers and reference confirmation code 1990647, approximately ten minutes prior to start time. To access the live audio webcast or subsequent archived recording, visit the Investor Relations section of Oxford Immunotec's website at www.oxfordimmunotec.com. The replay will be available on the Company's website for approximately 60 days.

About Oxford Immunotec

Oxford Immunotec Global PLC is a global, high-growth diagnostics company focused on developing and commercializing proprietary assays for immunology and infectious disease. The Company's T-SPOT.TB test has been approved for sale in over 50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The Company is headquartered near Oxford, U.K. and in Marlborough, MA. Additional information can be found at www.oxfordimmunotec.com.

T-SPOT and the Oxford Immunotec logo are trademarks of Oxford Immunotec Ltd.

Forward-Looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this release are forward-looking statements. This includes statements about Oxford Immunotec's anticipated plans and objectives, future performance and revenues, financial condition, prospects for sales of its products, growth, strategies, expectations and objectives of management. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements contained in this release reflect Oxford Immunotec's current expectations and are subject to risks and uncertainties. Actual results may differ materially from those projected or implied by forward-looking statements. Other factors that could adversely affect Oxford Immunotec's business and prospects are described under the "Risk Factors" section in its filings with the Securities and Exchange Commission ("SEC"). Oxford Immunotec's SEC filings are available for free by visiting the investor section of its website, www.oxfordimmunotec.com, or the SEC's website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. Investors should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this release. Oxford Immunotec does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACT:

For Media and Investor Inquiries:
Karen Koski
Vice President, Strategy and Investor Relations
Oxford Immunotec
Tel: +1 (508) 556-1377

kkoski@oxfordimmunotec.com

Oxford Immunotec Global PLC

Condensed consolidated statements of operations

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except share and per share data)	2018	2017	2018	2017
Revenue
Product	$14,451	$11,186	$54,687	$48,899
Service	916	1,423	5,066	5,834
Total revenue	15,367	12,609	59,753	54,733
Cost of revenue
Product	3,675	2,545	13,668	13,864
Service	281	1,093	3,158	4,606
Total cost of revenue	3,956	3,638	16,826	18,470
Gross profit	11,411	8,971	42,927	36,263
Operating expenses:
Research and development	2,153	2,743	8,122	10,835
Sales and marketing	5,845	6,878	26,500	29,053
General and administrative	6,603	5,994	25,952	25,450
Change in fair value of contingent purchase price consideration	—	—	—	(3,475)
Impairment charges	879	7,236	879	18,300
Settlement expense	214	197	2,193	10,028
Total operating expenses	15,694	23,048	63,646	90,191
Operating loss from continuing operations	(4,283)	(14,077)	(20,719)	(53,928)
Other income (expense):
Interest income (expense), net	214	(694)	(1,797)	(3,105)
Loss on extinguishment of debt	(2,105)	—	(2,105)	—
Foreign exchange gains (losses)	417	(573)	111	(1,850)
Other (expense) income	(29)	53	(271)	(209)
Litigation settlement income	—	27,500	—	27,500
(Loss) income from continuing operations before income taxes	(5,786)	12,209	(24,781)	(31,592)
Income tax benefit (expense) from continuing operations	39,521	(3,823)	38,339	(1,634)
Income (loss) from continuing operations	33,735	8,386	13,558	(33,226)
Discontinued operations:
Income from discontinued operations before income taxes	1,831	414	1,727	341
Gain on disposition	145,982	—	145,982	—
Income tax expense	(39,992)	—	(39,992)	—
Income from discontinued operations	107,821	414	107,717	341
Net income (loss)	$141,556	$8,800	$121,275	$(32,885)

Net income (loss) per ordinary share—basic:
Income (loss) from continuing operations	$1.28	$0.33	$0.52	$(1.40)
Income from discontinued operations	4.10	0.02	4.15	0.01
Net income (loss)	$5.38	$0.34	$4.67	$(1.38)

Net income (loss) per ordinary share—diluted:
Income (loss) from continuing operations	$1.25	$0.31	$0.51	$(1.40)
Income from discontinued operations	3.99	0.02	4.05	0.01
Net income (loss)	$5.23	$0.33	$4.56	$(1.38)

Weighted-average shares used to compute net income (loss) per ordinary share—basic	26,326,419	25,532,152	25,982,809	23,757,902
Weighted-average shares used to compute net income (loss) per ordinary share—diluted	27,054,822	26,828,912	26,568,075	23,757,902

Reconciliation of net loss to Adjusted EBITDA (1)

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2018	2017	2018	2017
Net income loss	$141,556	$8,800	$121,275	$(32,885)
Income from discontinued operations	107,821	414	107,717	341
Income (loss) from continuing operations	33,735	8,386	13,558	(33,226)
Income tax (benefit) expense	(39,521)	3,823	(38,339)	1,634
Interest (income) expense, net	(214)	553	1,376	2,535
Loss on extinguishment of debt	2,105	—	2,105	—
Depreciation and amortization of intangible assets	704	365	1,658	1,618
Accretion and amortization of loan fees	—	141	421	570
EBITDA	(3,191)	13,268	(19,221)	(26,869)

Reconciling items:
Share-based compensation expense	955	1,542	4,507	5,671
Unrealized exchange (gains) losses	(900)	72	(1,617)	686
Change in fair value of contingent purchase price consideration	—	—	—	(3,475)
Intangible assets impairment charges	879	7,236	879	18,300
Settlement expense	214	197	2,193	10,028
Litigation settlement income	—	(27,500)	—	(27,500)
Transaction expenses	888	—	3,333	—
Adjusted EBITDA	$(1,155)	$(5,185)	$(9,926)	$(23,159)

(1) EBITDA and Adjusted EBITDA are non-GAAP measures that we calculate as net loss, adjusted for the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. We believe that these measures provide useful information to investors in understanding and evaluating our operating results in the same manner as our management and Board of Directors. Our presentation of these measures is not made in accordance with U.S. GAAP, and our computation of these measures may vary from others in the industry. Our use of these measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

The above table presents a reconciliation of net loss, the most comparable U.S. GAAP measure, to EBITDA and Adjusted EBITDA for each of the periods indicated.

Oxford Immunotec Global PLC

Condensed consolidated balance sheets

(unaudited)

	December 31,
(in thousands, except share and per share data)	2018	2017
Assets
Current assets:
Cash and cash equivalents	$192,844	$90,332
Accounts receivable, net	9,158	6,021
Other receivable	4,500	—
Inventory, net	7,767	7,137
Prepaid expenses and other assets	2,539	2,711
Current assets of discontinued operations	—	14,281
Total current assets	216,808	120,482
Restricted cash, non-current	100	200
Other receivable	4,500	—
Property and equipment, net	7,144	2,764
Goodwill	2,483	2,483
Other intangible assets, net	61	1,036
Deferred tax asset	1,055	2,486
Noncurrent assets of discontinued operations	—	14,785
Total assets	$232,151	$144,236

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$2,801	$5,552
Accrued liabilities	10,343	7,807
Settlement liability	4,106	4,342
Deferred income	125	36
Current portion of loans payable	85	78
Current liabilities of discontinued operations	—	4,630
Total current liabilities	17,460	22,445
Long-term portion of loans payable	106	29,856
Settlement liability	—	3,894
Other liabilities	—	364
Noncurrent liabilities of discontinued operations	—	48
Total liabilities	17,566	56,607

Shareholders’ equity:
Ordinary shares, £0.006705 nominal value; 38,978,604 and 36,183,293 shares authorized at December 31, 2018 and 2017, respectively, 26,439,334 and 25,661,634 shares issued and outstanding at December 31, 2018 and 2017, respectively	276	269
Additional paid-in capital	303,015	294,613
Accumulated deficit	(80,266)	(201,541)
Accumulated other comprehensive loss	(8,440)	(5,712)
Total shareholders’ equity	214,585	87,629
Total liabilities and shareholders’ equity	$232,151	$144,236